Exhibit 99.1

Concrete Pumping Holdings Provides Update on Capital Pumping Acquisition and Other Matters

- Capital Pumping Acquisition Clears Antitrust Review –

- Capital Pumping’s First Quarter Fiscal 2019 Revenue Increased 15% to $14.0 Million –

- Concrete Pumping Holdings Acquires Atlas Concrete Pumping for $3.8 Million –

DENVER, CO – April 30, 2019 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (“CPH” or the “Company”), a leading provider of concrete pumping services and concrete waste management services in the U.S. and U.K., today provided an update on the previously announced acquisition of Capital Pumping, LP and its affiliates (“Capital Pumping”) and the recently completed acquisition of Atlas Concrete Pumping, Inc. (“Atlas”) for $3.8 million in cash and common stock.

Additionally, during the month of April 2019, CPH’s management exercised 57% of the rollover incentive units received from the business combination with Industrea Acquisition Corp. in December 2018, representing an incremental $1.4 million cash infusion to the Company.

Update on Capital Pumping Acquisition

As previously announced on March 18, 2019, CPH entered into a definitive agreement to acquire Capital Pumping in an all-cash transaction.

On March 26, 2019, the Federal Trade Commission granted termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") relating to the acquisition of Capital Pumping. The termination satisfies one of the conditions to completing the acquisition, which remains subject to other customary closing conditions and is still expected to close in CPH’s third fiscal quarter of 2019.

Additionally, the Company is providing certain unaudited financial results for Capital Pumping’s first quarter ended March 31, 2019.

Capital Pumping’s revenue for the first fiscal quarter of 2019 increased 15% to $14.0 million due to continued strong demand in the Texas region. Net income for the first quarter of 2019 increased 23% to $4.2 million. Adjusted EBITDA1 for the first quarter of 2019 increased 25% to $7.0 million, with Adjusted EBITDA margin up approximately 420 basis points to 50%.

For the twelve months ended March 31, 2019, Capital Pumping’s revenue increased 4% to $51.3 million compared to $49.5 million in fiscal year 2018. Adjusted EBITDA1 increased 6% to $24.2 million compared to $22.8 million in fiscal year 2018. Adjusted EBITDA1 margin was 47% for the twelve months ended March 31, 2019, compared to 46% in fiscal year 2018.

1 Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). See “Non-GAAP Financial Measure” below for a discussion of Adjusted EBITDA and a reconciliation to net income.

Based on Capital Pumping’s Adjusted EBITDA1 for the twelve months ended March 31, 2019, the purchase price values Capital Pumping at an Adjusted EBITDA1 multiple of 5.3x before synergies, an improvement from 5.7x when utilizing Capital Pumping’s full year 2018 Adjusted EBITDA1.

Acquisition of Atlas

On April 15, 2019, the Company acquired Atlas, a concrete pumping provider based out of Boise, Idaho, for a purchase price of $3.8 million in cash and common stock. Atlas has a roughly 60/40 commercial to residential split and a fleet of nine pumps.

About Concrete Pumping Holdings, Inc.

CPH is the leading provider of concrete pumping services and concrete waste management services in the U.S. and the U.K., operating under the only established, national brands in both regions (Brundage-Bone and Camfaud, respectively). The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate substantial labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. CPH is also the leading provider of concrete waste management services in the U.S., operating under the only established, national brand – Eco-Pan. Highly complementary to its core concrete pumping service, Eco-Pan provides a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of January 31, 2019, CPH provides concrete pumping services in the U.S. from a footprint of 80 locations across 22 states, concrete pumping services in the U.K. from 28 locations, and route-based concrete waste management services from 14 locations in the U.S.  For more information, please visit CPH’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

About Capital Pumping, LP

Capital Pumping, LP is a leading provider of concrete pumping services in Texas. Founded in and family-owned since 1971, Capital Pumping provides highly trained pump operators, experienced mechanics and specialized equipment to provide high quality service to its customers. For more information, please visit www.capitalpumping.com.

About Atlas Concrete Pumping, Inc.

Atlas Concrete Pumping, Inc. is a is a leading provider of concrete pumping services in Idaho. Atlas has built a team of experienced professionals that provide a cost-effective, efficient solution for virtually any project. For more information, please visit www.atlasconcretepumping.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, the performance of Capital Pumping and the expected benefits from the Capital Pumping acquisition. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the outcome of any legal proceedings that may be instituted against the Company or its subsidiaries; the ability to recognize the anticipated benefits of the Capital Pumping acquisition, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The Company believes that this non-GAAP financial measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s and Capital Pumping’s financial condition and results of operations and is an additional tool for investors to use in evaluating ongoing operating results and in comparing financial results with competitors who also present similar non-GAAP financial measures. Management also uses this non-GAAP financial measure to compare performance to that of prior periods for trend analyses, determining incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is also used in quarterly financial reports prepared for the Company’s board of directors.

Adjusted EBITDA is defined as net income calculated in accordance with GAAP plus interest expense, income taxes, depreciation, amortization, transaction expenses, other adjustments, management fees and other expenses.

Current and prospective investors should review the Company’s and Capital Pumping’s audited financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate the Company’s business. Other companies may calculate Adjusted EBITDA differently and therefore this measure may not be directly comparable to similarly titled measures of other companies.

Contact:

Liolios, Investor Relations

Cody Slach or Jared Filippone, CFA

1-949-574-3860

BBCP@Liolios.com

The following is a reconciliation of Capital Pumping’s net income to Adjusted EBITDA for the first quarter of 2018, the first quarter of 2019, fiscal year 2018 and the twelve months ended March 31, 2019:

				Twelve Months
	Three Months Ended March 31,		Fiscal Year	Ended
($000s)	2018	2019	2018	March 31, 2019

Net Income	$3,415	$4,184	$14,247	$15,016

Interest Expense	142	147	628	633
Interest Income	(7)	(13)	(39)	(45)
Misc Income	-	-	(27)	(27)
D&A	2,558	2,887	10,943	11,272
Reported EBITDA	$6,108	$7,205	$25,752	$26,848
Adjustment for Normalized Level of Gain on Sale	(701)	(102)	(2,794)	(2,195)
Normalized Repairs and Maintenance	(61)	(81)	(265)	(285)
Bad Debt Expense Reversal	-	-	(77)	(77)
Owner Compensation	23	23	68	68
Accounting Fees	(6)	(16)	(63)	(73)
Other Adjustments	203	(55)	162	(95)
Adjusted EBITDA	$5,566	$6,974	$22,783	$24,190